UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2025

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)
(441) 496-2600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2025, the Human Capital and Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited (the "Company") approved amendments to the Company’s existing Amended and Restated Executive RSU Retirement Plan, pursuant to the Second Amended and Restated Executive RSU Retirement Plan (the "Plan"), effective June 30, 2025. Under the Plan, eligibility has been expanded to include employees who are: (i) age 60 or older and (ii) have at least five years of completed, continuous years of service with the Company or an employer affiliate of the Company. Previously, under the Company’s prior RSU Retirement Plan, eligible employees were required to have 10 years of service.

In accordance with the Plan, including the requirement that an eligible employee must execute a Restrictive Covenant Agreement (to the extent permissible by law), a substantial portion of the eligible employee’s outstanding equity awards may continue to vest upon retirement.

The above description is a summary of the amendments to the Plan and is subject to and qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 16, 2025, the Company held its Annual General Meeting of Shareholders. Shareholders were asked to vote with respect to three proposals. Set forth below is a brief description of each matter voted upon at the Annual General Meeting and the results of voting on each matter.

Proposal No. 1: The election of the Class III Directors named below to serve until the 2028 Annual General Meeting of Shareholders. There was no solicitation in opposition to either of the nominees listed in the proxy statement and all of the nominees were elected.

Director Name	For	Against	Abstain	Broker Non-Votes
Anne Melissa Dowling	65,686,564	3,433,683	43,826	4,096,832
Stanley Galanski	65,295,503	3,805,810	62,760	4,096,832
Henry Smith	57,407,560	11,712,384	44,129	4,096,832
Vincent Tizzio	67,757,133	1,363,595	43,345	4,096,832

Proposal No. 2: The shareholders approved, in a non-binding vote, the compensation paid to the Company’s named executive officers as set forth below.

For	Against	Abstain	Broker Non-Votes
64,544,808	4,555,394	63,871	4,096,832

Proposal No. 3: The shareholders approved the appointment of Deloitte Ltd., Hamilton, Bermuda to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm as set forth below.

For	Against	Abstain	Broker Non-Votes
70,892,367	2,326,900	41,638	—

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
10.1	AXIS Second Amended and Restated Executive RSU Retirement Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 21, 2025

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ G. Christina Gray-Trefry
G. Christina Gray-Trefry
General Counsel and Secretary